Exhibit 10b

                   AMENDMENT NO. 1 TO LEGAL SERVICES AGREEMENT

      Amendment No. 1, dated June 4, 1997, to that certain Legal Services Agreement (the "Legal Services Agreement") between Bank Hapoalim B.M., an Israeli banking corporation (the "Bank"), and Ampal-American Israel Corporation, a New York corporation ("Ampal").

      WHEREAS, the Bank and Ampal are parties to the Legal Services Agreement whereby the Bank makes use of the legal services of Mr. Lawrence Lefkowitz, President of Ampal; and

      WHEREAS, the Bank and Ampal wish to amend the Legal Services Agreement by increasing the compensation that the Bank pays Ampal in return for the use of Mr. Lefkowitz's services.

      NOW, THEREFORE, it is agreed as follows:

      1. All references to "Employee" or "Employees" in the Legal Services Agreement or this Agreement shall be deemed to refer to Mr. Lefkowitz only and not to Mr. Charles J. Ferris, who is no longer an Employee of Ampal.

      2. Section 1 of the Legal Services Agreement is hereby amended and restated so that such Section 1 shall read in its entirety as follows:

      "The Employee will continue in his present position with Ampal, while at the same time performing legal services for the Bank estimated not to exceed 50% of his aggregate business hours, in exchange for compensation equal to $120,000 per annum, subject to upwards adjustment if the Bank requires more than 50%
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      of Employee's aggregate business time. The Employee shall not be considered an employee of the Bank and shall continue to be an employee of Ampal.

      3. Section 2 of the Legal Services Agreement is hereby deleted in its entirety.

      4. Sections 3-5 of the Legal Services Agreement are hereby renumbered Sections 2-4.

      5. For purposes of Section 5 of the Legal Services Agreement, the address of both the Bank and Ampal shall be 1177 Avenue of the Americas, New York, NY 10036.

      6.  This Agreement shall be effective as of January 1, 1996.

      7. Except as otherwise amended by this Agreement, the Legal Services Agreement shall remain in full force and effect.

      8. This Agreement may be executed by the parties hereto in one or more counterparts, each of which together shall be deemed to constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

BANK HAPOALIM B.M.                        AMPAL-AMERICAN ISRAEL
                                          CORPORATION


By: /s/ Arie Abend                        /s/ Yehoshua Gleitman
    ----------------------------          --------------------------
 Name: Arie Abend                         Yehoshua Gleitman
 Title: Joint Managing Director           Chief Executive Officer
        and Regional Manager


By: /s/ Nikolas G. Kasatos
    ----------------------------
 Name: Nikolas G. Kasatos
 Title: Vice President